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                                                                     EXHIBIT 4.2

XINHUA FINANCE MEDIA LIMITED
Matter        : 715980                                       Issued to: ________
Type of Share : Class A common
Certificate # : ______________   Date of Record      : ______________
# of Shares   : ______________   Transfer to cert. # : ______________
Amount Paid   : ______________   # of Shares         : ______________
Par Value     : US$0.0010        Transfer Date       : ______________

                       Incorporated in the Cayman Islands

                          XINHUA FINANCE MEDIA LIMITED

This is to certify that ________________________________________________________

________________________________________________________________________________

is/are the registered shareholders of:

No. of Shares    Type of Share        Par Value
______________   CLASS A COMMON       US$0.0010

Date of Record   Certificate Number   % Paid
______________   __________________   _________

 The above shares are subject to the Memorandum and Articles of Association of the Company and transferrable in accordance therewith.
                   GIVEN UNDER THE COMMON SEAL OF THE COMPANY


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Director/Authorised Signatory